Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports Second Quarter Results
Revenue $1.4 Billion, Earnings per Share $0.36
Consumer Money Transfer Transaction Trends Accelerate
2013 Full Year Financial Outlook Affirmed
_________________________________________________________

Englewood, Colo., July 30, 2013 - The Western Union Company (NYSE: WU) today reported financial results for the 2013 second quarter. The Company also affirmed its full year financial outlook provided on April 30, 2013.

“The strategy we laid out at the beginning of the year is working,” said President and Chief Executive Officer Hikmet Ersek. “We have confidence in the strength of our business model, and I am pleased with the second quarter results. Business trends improved, and we continued to make good progress toward our 2013 strategies to strengthen consumer money transfer, increase customers and usage in business-to-business, and generate and deploy strong cash flow for our shareholders.”

Ersek added, “Consumer money transfer transaction growth rates accelerated, with the Western Union brand increasing 7%, driven by strategic pricing investments and strong performance in electronic channels. Business Solutions delivered another quarter of steady growth, and year-to-date we have returned over $450 million to shareholders through dividends and share repurchases. We affirmed our financial outlook for the full year, and believe we are on target to return to revenue and profit growth in 2014.”

As expected, second quarter revenues declined 3% compared to the prior year, or 2% on a constant currency basis, primarily due to pricing investments in the Consumer-to-Consumer (C2C) segment. C2C revenues declined 4%, or 3% constant currency, including a negative 1% impact from the Vigo and Orlandi Valuta brands.

C2C pricing investments in key corridors are meeting the Company's transaction objectives and contributing to the second quarter acceleration in transaction growth compared to the first quarter. Western Union branded C2C transactions increased 7% in the second quarter, compared to a 2% increase in the first quarter. Total C2C transactions increased 3% in the second quarter, compared to a 2% decline in the first quarter. Total transaction growth continued to be negatively impacted by compliance related changes, including actions implemented in the third quarter of 2012 which affected the Vigo and Orlandi Valuta brands.

Consumer-to-Business (C2B) revenues increased 2%, or 7% constant currency, and Western Union Business Solutions revenues increased 6%, or 8% constant currency.

GAAP operating margin was 20.0%, which compares to 24.3% in the second quarter of 2012. Earnings per share of $0.36 compares to $0.44 in the prior year period. As previously disclosed, the Company expects 2013 to be a transitional year as it implements key strategic actions, with a return to profit and revenue growth expected in 2014.

Progress on 2013 Key Strategies

Strengthen consumer money transfer
The pricing investments intended to regain customer momentum are driving increased transaction volumes and usage. C2C transactions increased 17% in the second quarter in the corridors in which pricing investments had been implemented prior to the beginning of the quarter. Excluding digital, C2C transactions in these priced corridors increased 11%. By the end of the quarter substantially all of the planned pricing investments for the year had been implemented.

Pricing investments in Mexico are delivering strong results. Western Union branded transactions in Mexico increased 22% in the second quarter, which compares to 9% growth in the first quarter.

Electronic channels continued to expand, with revenue growth of 26% in the quarter. Westernunion.com online money transfer transactions increased 68%, and transactions from account based money transfer through banks increased 51%.

The Company continues to add new channel options for consumers, including direct-to-bank transfer services to India, which were initiated in July. These services are available from the U.S. and the U.K. through both westernunion.com and participating agent locations. Western Union money transfer services are also now available at approximately 115,000 ATMs around the world.

Increase customers and usage in business-to-business
Western Union Business Solutions delivered a second consecutive quarter of solid growth, as revenue increased 8% constant currency compared to the prior year quarter. Strategic progress in the quarter included the launch of an international payments service for small and medium sized businesses that utilize the online MasterCard Business Network, expansion of payments services in India and Japan, and the initiation of business-to-business offerings in a 32nd country, Colombia.

Generate and deploy strong cash flow for shareholders
Year-to-date cash flow from operating activities totaled $478 million. The Company returned $194 million to shareholders in the quarter, consisting of $125 million of share repurchases and $69 million of dividends, and has returned $454 million year-to-date through June. In July, the Western Union board of directors declared a quarterly cash dividend of $0.125 per common share, payable September 30, 2013 to stockholders of record at the close of business on September 16, 2013. Full year share repurchases and dividends are expected to total approximately $700 million, which represents approximately 7% of current market capitalization.

2013 Full Year Outlook

The Company affirms its full year outlook for 2013 provided on April 30, 2013:

Revenue and C2C Transactions

•	Low single digit constant currency revenue declines

•	Consumer money transfer pricing investments of approximately $300 million, or 5% of total Company revenue, are reflected in the outlook

•	Mid to high single digit Western Union brand C2C transaction increases

•	Overall C2C transaction growth approximately 2 percentage points lower than the Western Union brand due to declines from Vigo and Orlandi Valuta resulting from compliance related actions
Operating Margins

•	GAAP operating margin of approximately 20%

•	EBITDA margin of approximately 24.5%
Tax Rate

•	Effective tax rate of approximately 15%
Earnings per Share

•	GAAP EPS in a range of $1.33 to $1.43
Cash Flow

•
Cash flow from operating activities of approximately $900 million, or approximately $1 billion excluding anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011. Approximately $100 million of tax payments related to the agreement are included in the 2013 cash flow outlook, although it is possible some of the payments may not occur until 2014.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2013 EBITDA margin outlook; 2013 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company's website at http://ir.westernunion.com.

EBITDA

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 8:30 a.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 5643880.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through
August 13, 2013, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 5643880. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2012. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; the pricing of our services and any pricing reductions, and their impact on our consumers and our financial results; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the realization of anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations, including regulatory or judicial interpretations thereof, designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from a failure of our agents or their subagents to comply with laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, failure to comply with, or extension of, the settlement agreement with the State of Arizona; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of June 30, 2013, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of approximately 520,000 agent locations in 200 countries and territories and approximately 115,000 ATMs. In 2012, The Western Union Company completed 231 million consumer-to-consumer transactions worldwide, moving $79 billion of principal between consumers, and 432 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	2Q12	3Q12	4Q12	FY2012	1Q13	2Q13	YTD 2Q13
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		4%	1%	0%	3%	(5)%	(3)%	(4)%
Consolidated revenues (constant currency) - YoY % change	a	7%	3%	0%	5%	(4)%	(2)%	(3)%
Agent locations		510,000	510,000	510,000	510,000	515,000	520,000	520,000

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		0%	(4)%	(2)%	(1)%	(7)%	(4)%	(5)%
Revenues (constant currency) - YoY % change	c	3%	(1)%	(2)%	1%	(6)%	(3)%	(5)%
Operating margin		28.5%	29.4%	25.0%	27.6%	25.4%	23.2%	24.3%

Transactions (in millions)		58.49	57.47	58.65	230.98	55.44	60.26	115.70
Transactions - YoY% change		4%	0%	(1)%	2%	(2)%	3%	1%

Total principal ($ - billions)		20.1	19.7	20.0	79.3	18.9	20.5	39.4
Principal per transaction ($ - dollars)		344	342	341	343	341	340	340
Principal per transaction - YoY % change		(6)%	(6)%	(2)%	(5)%	(1)%	(1)%	(1)%
Principal per transaction (constant currency) - YoY % change	d	(3)%	(3)%	(2)%	(3)%	(1)%	(1)%	(1)%

Cross-border principal ($ - billions)		18.2	17.6	18.0	71.3	16.9	18.5	35.4
Cross-border principal - YoY % change		(2)%	(7)%	(3)%	(3)%	(3)%	2%	(1)%
Cross-border principal (constant currency) - YoY % change	e	1%	(4)%	(2)%	0%	(3)%	2%	0%

Europe and CIS region revenues - YoY % change	l, m	(8)%	(9)%	(5)%	(6)%	(6)%	(4)%	(5)%
Europe and CIS region transactions - YoY % change	l, m	(2)%	(3)%	0%	(1)%	(1)%	3%	1%

North America region revenues - YoY % change	l, n	0%	(8)%	(9)%	(3)%	(15)%	(12)%	(13)%
North America region transactions - YoY % change	l, n	2%	(5)%	(6)%	(1)%	(7)%	(2)%	(4)%

Middle East and Africa region revenues - YoY % change	l, o	3%	0%	3%	3%	0%	0%	0%
Middle East and Africa region transactions - YoY % change	l, o	9%	4%	6%	7%	4%	6%	5%

APAC region revenues - YoY % change	l, p	4%	1%	0%	3%	(5)%	(4)%	(4)%
APAC region transactions - YoY % change	l, p	5%	2%	0%	3%	0%	5%	2%

LACA region revenues - YoY % change	l, q	5%	4%	2%	3%	(7)%	0%	(3)%
LACA region transactions - YoY % change	l, q	5%	(2)%	(5)%	1%	(10)%	(3)%	(6)%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	2Q12	3Q12	4Q12	FY2012	1Q13	2Q13	YTD 2Q13
westernunion.com region revenues - YoY % change	l, r	23%	22%	16%	24%	13%	25%	19%
westernunion.com region transactions - YoY % change	l, r	35%	40%	46%	41%	60%	68%	64%

International revenues - YoY % change	s	(1)%	(2)%	1%	0%	(2)%	0%	(1)%
International transactions - YoY % change	s	5%	2%	3%	4%	1%	6%	3%
International revenues - % of C2C segment revenues	s	69%	71%	73%	71%	72%	72%	72%

United States originated revenues - YoY % change	t	1%	(6)%	(11)%	(3)%	(17)%	(13)%	(15)%
United States originated transactions - YoY % change	t	2%	(4)%	(5)%	0%	(5)%	(1)%	(3)%
United States originated revenues - % of C2C segment revenues	t	31%	29%	27%	29%	28%	28%	28%

Electronic channels revenues - YoY % change	u	26%	25%	22%	27%	18%	26%	22%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(3)%	(5)%	(1)%	(2)%	(1)%	2%	1%
Revenues (constant currency) - YoY % change	f	0%	(2)%	2%	1%	3%	7%	5%
Operating margin		22.4%	25.3%	17.0%	22.8%	24.7%	20.5%	22.6%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		**	**	**	**	7%	6%	7%
Revenues (constant currency) - YoY % change	g	**	**	**	**	7%	8%	7%
Operating margin		(15.7)%	(7.9)%	(19.4)%	(14.9)%	(6.7)%	(7.4)%	(7.1)%
Depreciation and amortization ($ - millions)		15.4	17.4	17.7	65.7	15.3	15.0	30.3
TGBP integration expense ($ - millions)	v	14.5	10.3	11.6	42.8	3.9	6.2	10.1

% of Total Company Revenue
Consumer-to-Consumer segment revenues		81%	81%	81%	81%	79%	80%	80%
Consumer-to-Business segment revenues		11%	10%	11%	11%	12%	11%	11%
Business Solutions segment revenues		6%	7%	6%	6%	7%	7%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	l, m	22%	22%	22%	22%	21%	21%	21%
North America revenues	l, n	21%	20%	19%	20%	19%	19%	19%
Middle East and Africa revenues	l, o	15%	15%	16%	15%	16%	16%	16%
APAC revenues	l, p	12%	12%	12%	12%	12%	12%	12%
LACA revenues	l, q	9%	9%	9%	9%	8%	9%	9%
westernunion.com revenues	l, r	2%	3%	3%	3%	3%	3%	3%
Electronic channels revenues	u	3%	4%	4%	4%	4%	4%	4%
Prepaid revenues	w	1%	1%	1%	1%	1%	1%	1%

* See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Transaction fees	$1,016.3	$1,059.4	(4)%	$1,994.3	$2,100.3	(5)%
Foreign exchange revenues	338.0	334.6	1%	650.4	657.2	(1)%
Other revenues	31.6	31.1	2%	66.6	61.0	9%
Total revenues	1,385.9	1,425.1	(3)%	2,711.3	2,818.5	(4)%
Expenses:
Cost of services	811.7	797.5	2%	1,571.1	1,580.5	(1)%
Selling, general and administrative	297.4	281.7	6%	566.5	559.6	1%
Total expenses	1,109.1	1,079.2	3%	2,137.6	2,140.1	0%
Operating income	276.8	345.9	(20)%	573.7	678.4	(15)%
Other income/(expense):
Interest income	0.7	1.2	(42)%	1.1	2.7	(59)%
Interest expense	(48.0)	(45.1)	6%	(96.9)	(89.5)	8%
Derivative gains/(losses), net	(0.2)	(0.7)	(71)%	0.3	0.9	(67)%
Other income, net	2.9	8.8	(67)%	4.2	7.7	(45)%
Total other expense, net	(44.6)	(35.8)	25%	(91.3)	(78.2)	17%
Income before income taxes	232.2	310.1	(25)%	482.4	600.2	(20)%
Provision for income taxes	33.6	38.9	(14)%	71.8	81.7	(12)%
Net income	$198.6	$271.2	(27)%	$410.6	$518.5	(21)%
Earnings per share:
Basic	$0.36	$0.44	(18)%	$0.73	$0.84	(13)%
Diluted	$0.36	$0.44	(18)%	$0.73	$0.84	(13)%
Weighted-average shares outstanding:
Basic	555.7	610.9		561.7	615.0
Diluted	558.3	613.1		564.0	617.5

Cash dividends declared per common share	$0.125	$0.10	25%	$0.25	$0.20	25%

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents (a)	$1,395.4	$1,776.5
Settlement assets	3,462.8	3,114.6
Property and equipment, net of accumulated depreciation of
$407.2 and $384.5, respectively	203.6	196.1
Goodwill	3,176.3	3,179.7
Other intangible assets, net of accumulated amortization of
$577.1 and $519.7, respectively	897.6	878.9
Other assets	453.7	319.9
Total assets	$9,589.4	$9,465.7
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$541.5	$556.2
Settlement obligations	3,462.8	3,114.6
Income taxes payable	210.7	218.3
Deferred tax liability, net	350.5	352.1
Borrowings	3,717.3	4,029.2
Other liabilities	378.0	254.7
Total liabilities	8,660.8	8,525.1
Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
551.8 shares and 572.1 shares issued and outstanding as of
June 30, 2013 and December 31, 2012, respectively	5.5	5.7
Capital surplus	354.0	332.8
Retained earnings	707.4	754.7
Accumulated other comprehensive loss	(138.3)	(152.6)
Total stockholders' equity	928.6	940.6
Total liabilities and stockholders' equity	$9,589.4	$9,465.7

__________
(a) Approximately $750 million was held by entities outside of the United States as of June 30, 2013.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$410.6	$518.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.6	31.3
Amortization	97.7	91.6
Other non-cash items, net	7.6	1.2
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(26.8)	(19.8)
Accounts payable and accrued liabilities	(16.3)	(45.3)
Income taxes payable (a)	(13.2)	(111.1)
Other liabilities	(13.7)	(20.7)
Net cash provided by operating activities	477.5	445.7
Cash Flows From Investing Activities
Capitalization of contract costs	(42.1)	(78.3)
Capitalization of purchased and developed software	(28.8)	(15.6)
Purchases of property and equipment and other	(35.8)	(27.4)
Acquisition of business, net	—	(4.8)
Net cash used in investing activities	(106.7)	(126.1)
Cash Flows From Financing Activities
Proceeds from exercise of options	3.9	45.0
Cash dividends paid	(139.6)	(122.3)
Common stock repurchased	(316.2)	(302.4)
Net proceeds from commercial paper	—	93.0
Principal payments on borrowings	(300.0)	—
Net cash used in financing activities	(751.9)	(286.7)
Net change in cash and cash equivalents	(381.1)	32.9
Cash and cash equivalents at beginning of period	1,776.5	1,370.9
Cash and cash equivalents at end of period	$1,395.4	$1,403.8

__________
(a)
The Company made tax payments of approximately $100 million through the second quarter of 2012 due to the December 2011 agreement with the United States Internal Revenue Service ("IRS") resolving substantially all of the issues related to the restructuring of our international operations in 2003 ("IRS Agreement").

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$848.4	$893.6	(5)%	$1,658.0	$1,765.6	(6)%
Foreign exchange revenues	246.0	248.9	(1)%	471.6	488.3	(3)%
Other revenues	14.4	12.5	15%	29.4	25.7	14%
Total Consumer-to-Consumer:	1,108.8	1,155.0	(4)%	2,159.0	2,279.6	(5)%
Consumer-to-Business (C2B):
Transaction fees	145.1	142.1	2%	290.9	289.8	0%
Foreign exchange and other revenues	7.9	7.3	8%	15.8	14.7	7%
Total Consumer-to-Business:	153.0	149.4	2%	306.7	304.5	1%
Business Solutions (B2B):
Foreign exchange revenues	88.7	82.5	8%	172.7	162.6	6%
Transaction fees and other revenues	9.6	10.0	(4)%	18.4	16.8	10%
Total Business Solutions:	98.3	92.5	6%	191.1	179.4	7%
Other:
Total revenues	25.8	28.2	(9)%	54.5	55.0	(1)%
Total consolidated revenues	$1,385.9	$1,425.1	(3)%	$2,711.3	$2,818.5	(4)%
Operating income/(loss):
Consumer-to-Consumer	$257.3	$328.9	(22)%	$524.4	$640.2	(18)%
Consumer-to-Business	31.4	33.5	(6)%	69.3	74.6	(7)%
Business Solutions (a)	(7.3)	(14.5)	(b)	(13.5)	(29.3)	(b)
Other	(4.6)	(2.0)	(b)	(6.5)	(7.1)	(b)
Total consolidated operating income	$276.8	$345.9	(20)%	$573.7	$678.4	(15)%
Operating income/(loss) margin:
Consumer-to-Consumer	23.2%	28.5%	(5.3)%	24.3%	28.1%	(3.8)%
Consumer-to-Business	20.5%	22.4%	(1.9)%	22.6%	24.5%	(1.9)%
Business Solutions	(7.4)%	(15.7)%	8.3%	(7.1)%	(16.3)%	9.2%
Total consolidated operating income margin	20.0%	24.3%	(4.3)%	21.2%	24.1%	(2.9)%
Depreciation and amortization:
Consumer-to-Consumer	$45.0	$37.9	19%	$86.9	$80.7	8%
Consumer-to-Business	4.1	3.8	8%	7.9	7.7	3%
Business Solutions	15.0	15.4	(3)%	30.3	30.6	(1)%
Other	2.3	1.9	21%	4.2	3.9	8%
Total consolidated depreciation and amortization	$66.4	$59.0	13%	$129.3	$122.9	5%

__________
(a)
Business Solutions operating loss includes TGBP integration expense of $6.2 million and $10.1 million for the three and six months ended June 30, 2013, respectively and $14.5 million and $20.9 million for the three and six months ended June 30, 2012, respectively.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise.

		2Q12	3Q12	4Q12	FY2012	1Q13	2Q13	YTD 2Q13
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,425.1	$1,421.6	$1,424.7	$5,664.8	$1,325.4	$1,385.9	$2,711.3
	Foreign currency translation impact (h)	34.6	37.7	13.4	93.8	12.3	14.9	27.2
	Revenues, constant currency adjusted	$1,459.7	$1,459.3	$1,438.1	$5,758.6	$1,337.7	$1,400.8	$2,738.5
	Prior year revenues, as reported (GAAP)	$1,366.3	$1,410.8	$1,431.3	$5,491.4	$1,393.4	$1,425.1	$2,818.5
	Pro forma prior year revenues, TGBP adjusted (i)	$1,426.0	$1,474.8	$1,456.2	$5,695.0	N/A	N/A	N/A
	Revenue change, as reported (GAAP)	4%	1%	0%	3%	(5)%	(3)%	(4)%
	Revenue change, constant currency adjusted	7%	3%	0%	5%	(4)%	(2)%	(3)%
	Pro forma revenue change, TGBP adjusted	0%	(4)%	(2)%	(1)%	N/A	N/A	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	2%	(1)%	(1)%	1%	N/A	N/A	N/A

(b)	Operating income, as reported (GAAP)	$345.9	$365.6	$286.0	$1,330.0	$296.9	$276.8	$573.7
	Reversal of depreciation and amortization (j)	59.0	61.2	62.0	246.1	62.9	66.4	129.3
	EBITDA (j)	$404.9	$426.8	$348.0	$1,576.1	$359.8	$343.2	$703.0
	Operating income margin, as reported (GAAP)	24.3%	25.7%	20.1%	23.5%	22.4%	20.0%	21.2%
	EBITDA margin	28.4%	30.0%	24.4%	27.8%	27.1%	24.8%	25.9%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q12	3Q12	4Q12	FY2012	1Q13	2Q13	YTD 2Q13
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,155.0	$1,151.5	$1,153.2	$4,584.3	$1,050.2	$1,108.8	$2,159.0
	Foreign currency translation impact (h)	30.1	32.8	9.5	77.6	6.1	6.1	12.2
	Revenues, constant currency adjusted	$1,185.1	$1,184.3	$1,162.7	$4,661.9	$1,056.3	$1,114.9	$2,171.2
	Prior year revenues, as reported (GAAP)	$1,155.1	$1,193.3	$1,181.9	$4,608.4	$1,124.6	$1,155.0	$2,279.6
	Revenue change, as reported (GAAP)	0%	(4)%	(2)%	(1)%	(7)%	(4)%	(5)%
	Revenue change, constant currency adjusted	3%	(1)%	(2)%	1%	(6)%	(3)%	(5)%

(d)	Principal per transaction, as reported ($ - dollars)	$344	$342	$341	$343	$341	$340	$340
	Foreign currency translation impact (h) ($ - dollars)	11	12	2	8	—	1	1
	Principal per transaction, constant currency adjusted ($ - dollars)	$355	$354	$343	$351	$341	$341	$341
	Prior year principal per transaction, as reported ($ - dollars)	$365	$366	$349	$360	$346	$344	$345
	Principal per transaction change, as reported	(6)%	(6)%	(2)%	(5)%	(1)%	(1)%	(1)%
	Principal per transaction change, constant currency adjusted	(3)%	(3)%	(2)%	(3)%	(1)%	(1)%	(1)%

(e)	Cross-border principal, as reported ($ - billions)	$18.2	$17.6	$18.0	$71.3	$16.9	$18.5	$35.4
	Foreign currency translation impact (h) ($ - billions)	0.6	0.7	0.1	1.6	0.1	—	0.1
	Cross-border principal, constant currency adjusted ($ - billions)	$18.8	$18.3	$18.1	$72.9	$17.0	$18.5	$35.5
	Prior year cross-border principal, as reported ($ - billions)	$18.6	$19.0	$18.5	$73.2	$17.5	$18.2	$35.7
	Cross-border principal change, as reported	(2)%	(7)%	(3)%	(3)%	(3)%	2%	(1)%
	Cross-border principal change, constant currency adjusted	1%	(4)%	(2)%	0%	(3)%	2%	0%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		2Q12	3Q12	4Q12	FY2012	1Q13	2Q13	YTD 2Q13
	Consumer-to-Business Segment
(f)	Revenues, as reported (GAAP)	$149.4	$147.3	$152.1	$603.9	$153.7	$153.0	$306.7
	Foreign currency translation impact (h)	3.5	4.2	4.9	15.5	5.9	7.2	13.1
	Revenues, constant currency adjusted	$152.9	$151.5	$157.0	$619.4	$159.6	$160.2	$319.8
	Prior year revenues, as reported (GAAP)	$153.5	$155.3	$153.9	$615.9	$155.1	$149.4	$304.5
	Revenue change, as reported (GAAP)	(3)%	(5)%	(1)%	(2)%	(1)%	2%	1%
	Revenue change, constant currency adjusted	0%	(2)%	2%	1%	3%	7%	5%

	Business Solutions Segment
(g)	Revenues, as reported (GAAP)	$92.5	$95.4	$92.6	$367.4	$92.8	$98.3	$191.1
	Foreign currency translation impact (h)	0.9	0.6	(1.0)	0.4	0.2	1.2	1.4
	Revenues, constant currency adjusted	$93.4	$96.0	$91.6	$367.8	$93.0	$99.5	$192.5
	Prior year revenues, as reported (GAAP)	$31.4	$33.6	$68.2	$161.1	$86.9	$92.5	$179.4
	Pro forma prior year revenues, TGBP adjusted (i)	$91.1	$97.6	$93.1	$364.7	N/A	N/A	N/A
	Revenue change, as reported (GAAP)	**	**	**	**	7%	6%	7%
	Revenue change, constant currency adjusted	**	**	**	**	7%	8%	7%
	Pro forma revenue change, TGBP adjusted	2%	(2)%	(1)%	1%	N/A	N/A	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	4%	0%	(2)%	2%	N/A	N/A	N/A

	2013 Outlook Metrics
	Operating income margin (GAAP)	20.0%
	Depreciation and amortization impact	4.5%
	EBITDA margin (j)	24.5%

	Operating cash flow (GAAP)	$900
	Payments on IRS Agreement (k)	100
	Operating cash flow, IRS Agreement adjusted	$1,000

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(h)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(i)
Represents the pro forma incremental impact of Travelex Global Business Payments ("TGBP") on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition.

(j)	Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses.
(k)
Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003.

Other notes:
(l)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to that business.

(m)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(n)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(o)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(p)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(q)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(r)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(s)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(t)	Represents transactions originated in the United States, including intra-country transactions.
(u)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(v)
TGBP integration expense consists of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.

(w)	Represents revenue from prepaid services. This revenue is included within Other.